Exhibit 99.3
INDEPENDENT AUDITORS’ REPORT
Board of Directors and Shareholders
Glaser Financial Group, Inc.
Saint Paul, Minnesota
We have audited the accompanying balance sheet of Glaser Financial Group, Inc. (the “Company”) as of December 31, 2004, and the related statements of income, shareholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
March 16, 2005

Glaser Financial Group, Inc.
BALANCE SHEETS

	(Unaudited)
	March 31,	December 31,
	2005	2004
ASSETS

Current Assets:
Cash and cash equivalents	$2,800,925	$6,811,186
Restricted cash (Notes 1 and 3)	5,500,549	5,500,937
Accounts receivable	903,052	813,759
Prepaid expenses	90,614	92,446
Note receivable—related party (Note 6)	4,500,000	4,500,000
Mortgage loans held for sale	18,443,974	34,507,964

Total current assets	32,239,114	52,226,292

Notes receivable—trade	244,393	474,106
Leasehold improvements, furniture, and equipment—Less accumulated depreciation of $654,132 and $626,082, respectively (Note 2)	265,963	291,359
Mortgage servicing rights—Net of accumulated amortization (Note 3)	30,780,654	31,412,508

Other assets	2,034	2,355

	$63,532,158	$84,406,620

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$859,225	$1,181,639
Accrued compensation and withholding	97,689	325,418
Note payable—related party (Note 6)	948,893	—
Line of credit (Note 4)	28,170,083	44,073,821

Total current liabilities	30,075,890	45,580,878

Note payable—related party (Note 6)	11,051,107	—

Total liabilities	41,126,997	45,580,878

Commitments and contingencies (Note 4)

Shareholders’ Equity (Note 5):
Common stock, $0.01 par value—25,000 shares authorized; 16,770 shares issued and outstanding	168	168
Additional paid-in capital	5,803,332	2,103,332
Note receivable from shareholder (Note 6)	(799,275)	(1,624,400)
Treasury stock (at cost)	(19,000,000)	—
Retained earnings	36,400,936	38,346,642

Total Shareholders’ Equity	22,405,161	38,825,742

	$63,532,158	$84,406,620

See notes to financial statements.

Glaser Financial Group, Inc.
STATEMENTS OF INCOME

	Three months ended
	(Unaudited)	(Unaudited)
	March 31,	March 31,	December 31,
	2005	2004	2004
REVENUES:
Financing fees	$635,215	$900,184	$5,016,726
Loan servicing fees	939,743	974,339	3,841,366
Gain on sale of loans	513,525	1,273,011	5,511,593
Other operating income	46,124	185,686	1,852,058
Interest income	351,861	376,460	1,740,005

Total revenues	2,486,468	3,709,680	17,961,748

EXPENSES:
Salaries and benefits	1,032,557	1,012,873	5,233,354
Interest expense	58,839	214,387	531,087
General and administrative	195,441	226,235	915,350
Rent	112,334	104,937	452,556
Depreciation	36,139	49,839	208,081

Total expenses	1,435,310	1,608,271	7,340,428

Operating income	1,051,158	2,101,409	10,621,320

NONOPERATING INCOME (LOSS):
Other interest expense	(98,333)	—	—
Interest (primarily from related party)	71,732	20,522	92,956
Dividends from investments	34,279	13,947	131,738

Total nonoperating income	7,678	34,469	224,694

Net income	$1,058,836	$2,135,878	$10,846,014

See notes to financial statements.

Glaser Financial Group, Inc.
STATEMENT OF SHAREHOLDERS’ EQUITY

			Note
		Additional	Receivable
	Common	Paid-in	from	Treasury	Retained
	Stock	Capital	Shareholder	Stock	Earnings	Total
BALANCE—December 31, 2003	$168	$2,103,332	$(1,624,400)	$—	$38,203,235	$38,682,335
Net income	—	—	—	—	10,846,014	10,846,014
Dividends	—	—	—	—	(10,702,607)	(10,702,607)

BALANCE—December 31, 2004	$168	$2,103,332	$(1,624,400)	$—	$38,346,642	$38,825,742

Net income	—	—	—	—	1,058,836	1,058,836
Payments on shareholder note	—	—	825,125	—	—	825,125
Capital contributions	—	3,700,000	—	—	—	3,700,000
Purchase of treasury stock	—	—	—	(19,000,000)	—	(19,000,000)
Dividends	—	—	—	—	(3,004,542)	(3,004,542)

BALANCE—March 31, 2005 (unaudited)	$168	$5,803,332	$(799,275)	$(19,000,000)	$36,400,936	$22,405,161

See notes to financial statements.

Glaser Financial Group, Inc.
STATEMENTS OF CASH FLOWS

	Three months ended
	(Unaudited)	(Unaudited)
	March 31,	March 31,	December 31,
	2005	2004	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,058,836	$2,135,878	$10,846,014

Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of loans	(513,525)	(1,273,011)	(5,511,593)
Depreciation	36,139	49,839	208,081
Amortization of mortgage servicing rights	1,145,379	1,030,600	4,574,891
Other noncash operating activities	753	321	1,462
Purchases of loans held for sale	(51,297,902)	(58,549,586)	(357,939,188)
Proceeds from sale of loans held for sale	67,361,892	79,727,940	374,448,549
Changes in current assets and liabilities:
Accounts receivable	(89,293)	(66,766)	295,365
Prepaid expenses	1,832	(95,119)	(44,429)
Accounts payable and accrued expenses	(322,414)	(310,170)	(460,369)
Accrued compensation and withholding	(227,729)	(533,632)	(318,102)

Total adjustments	16,095,132	19,980,416	15,254,667

Net cash provided by operating activities	17,153,968	22,116,294	26,100,681

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(11,175)	(8,597)	(54,465)
Proceeds from notes receivable	258,306	41,113	434,723
Payments for notes receivable	(28,593)	(162,008)	(697,422)
Proceeds from notes receivable—related party	—	—	2,344,123
Payments for notes receivable—related party	—	—	(6,844,123)
Change in restricted cash	388	(5,505,380)	(5,500,937)

Net cash provided by (used in) investing activities	218,926	(5,634,872)	(10,318,101)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on line of credit	56,285,472	63,464,698	380,785,200
Payments on line of credit	(72,189,210)	(78,930,661)	(387,218,531)
Proceeds from shareholder notes	825,125	—	—
Payment for note payable—related party	(7,000,000)	—	—
Capital contributions	3,700,000	—	—
Dividends paid	(3,004,542)	(4,519,269)	(10,702,607)

Net cash used in financing activities	(21,383,155)	(19,985,232)	(17,135,938)

Decrease in cash and cash equivalents	(4,010,261)	(3,503,810)	(1,353,358)
Cash and cash equivalents—Beginning of period	6,811,186	8,164,544	8,164,544

Cash and cash equivalents—End of period	$2,800,925	$4,660,734	$6,811,186

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION—
Cash paid during the year for interest	$58,638	$226,074	$645,987

Non-cash activity:
Issuance of note payable-related party for purchase of treasury stock	$19,000,000	$—	$—

See notes to financial statements.

Glaser Financial Group, Inc.
NOTES TO FINANCIAL STATEMENTS
NOTE 1— DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Description of Business
Glaser Financial Group, Inc. (the “Company”) is primarily engaged in the arranging and servicing of commercial real estate financing. Mortgages funded by the Company are held on a short-term basis and sold pursuant to sales commitments entered into simultaneously with the commitment to originate the mortgage. The Company performs servicing activities for debt on existing properties that involve collecting payments, managing escrow accounts, and monitoring compliance with debt agreements. The Company also performs servicing activities related to construction loans during the construction period that involve progress reviews of construction sites and the disbursements of funds to contractors. The Company has been approved by the Department of Housing and Urban Development (“HUD”) to serve as a mortgagee, with authority to originate, purchase, sell, and service mortgages and as a Government National Mortgage Association (“GNMA”) issuer under the GNMA Multifamily Mortgage-Backed Securities program. The Company participates as a lender in the Federal National Mortgage Association’s (“FNMA”) Delegated Underwriting and Servicing (“DUS”) program and serves as a Freddie Mac (“FHLMC”) Program Plus Seller-Servicer.
Cash Equivalents
The Company considers all short-term, highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.
Restricted Cash
The Company purchases short-term highly liquid debt instruments that are deposited into a restricted collateral account and held by a custodian pursuant to the DUS Reserve Agreement between FNMA and the Company.
Accounts Receivable and Notes Receivable
Accounts and notes receivable are recorded at the unpaid principal balance, net of an allowance for doubtful accounts. Management has determined that all amounts are fully collectible and no allowance for doubtful accounts is necessary. Accounts receivable is primarily attributable to interest on construction loans and principal and interest on certain other loans.
Mortgage Loans Held for Sale
Mortgage loans held for sale are recorded at the lower of cost or market value. The determination of market value includes consideration of outstanding commitments from investors. Gains and losses on sales of loans are computed and recorded based on the carrying value of the loans when sold.
Leasehold Improvements, Furniture, and Equipment
Leasehold improvements, furniture, and equipment are carried at cost, less accumulated depreciation. Depreciation is computed on an accelerated basis over estimated useful lives of three to seven years. Leasehold improvements are depreciated on a straight-line basis over the lesser of the lease term or the estimated useful life.
Escrow Trust Funds
The Company holds escrow trust funds of $96,455,637 and $86,732,313 at March 31, 2005 and December 31, 2004, respectively, which are carried at cost, in separate bank accounts. These funds cannot be used as general operations funds of the Company and are not recorded in the financial statements.
Financing Fees
Financing fees, which consist of loan and commitment fees, are recognized when the loan is closed, which does not differ materially from recognizing fees over the estimated life of the loan.
Servicing Fees
Servicing fees are recognized as earned. Fees received prior to services being rendered are deferred until the services are performed.
Other Operating Income
Other income primarily relates to loan processing and transfer/assumption fees. Other operating income is recognized when earned and collection of fees is reasonably assured.
Interest Income
Interest income is recognized when earned and relates primarily to interest on loans.

Mortgage Servicing Rights
The Company accounts for mortgage servicing rights in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, which provides guidance for the origination, purchase, amortization, and measurement of potential impairment of servicing rights. In accordance with SFAS No. 140, the Company allocates the total cost of the mortgage loans (including the cost to acquire the servicing rights) to the mortgage loan and the servicing rights based on their respective relative fair values. The fair values are determined using the present value of estimated future cash flows, using assumptions that market participants would use in their estimates of values. The Company amortizes capitalized mortgage servicing rights in proportion to, and over the period of, the associated future income stream.
The Company evaluates mortgage servicing rights for possible impairment based on the difference between the carrying amount and current fair value in accordance with SFAS No. 140. To evaluate and measure impairment, the loan servicing portfolio is stratified by type of investor and year of origination. Fair value is compared to amortized cost of each stratum to determine possible impairment. Management believes that the estimate of fair value incorporates assumptions that market participants use; however, since considerable judgment is required in interpreting market data to develop estimates of fair value, the estimates are not necessarily indicative of amounts that could be realized in a current market exchange.
Income Taxes
The Company elected S corporation status effective November 1, 1997, whereby the taxable income and any available tax credits of the Company will be included in the income tax returns of its shareholders.
Use of Estimates
The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s most significant estimate is its valuation of mortgage servicing rights.
The accompanying unaudited financial information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and in the opinion of management contains all adjustments (consisting of only normal recurring accruals) necessary to present a fair statement of the results for the periods presented. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been condensed or omitted.
Derivatives
All derivatives, including those embedded in other contracts, are recognized as either assets or liabilities and are measured at fair value. The Company has determined that certain loan purchase and sales commitments meet the definition of a derivative as defined in SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and related interpretations. It is the Company’s policy to only enter into a loan commitment, which meets the definition of a derivative, after an offsetting sales commitment with the same terms has been entered into. Loan sales commitments are designated as a fair value hedge of loan purchase commitments until the loans are funded. Subsequent to funding, the sales commitments are designated as a hedge of the interest rate risk associated with loans held for sale. Changes in the fair value of these sales commitments and the related hedged items are recorded in the statement of income. The unrealized gain on loans and commitments and liability on commitments to deliver loans were not material to the Company as of March 31, 2005 and December 31, 2004.
Reclassifications
Certain reclassifications have been made to the financial statements to conform to the current-period presentation. There was no change in previously reported net income or shareholders’ equity.

NOTE 2— LEASEHOLD IMPROVEMENTS, FURNITURE AND EQUIPMENT
Leasehold improvements, furniture, and equipment consist of the following at March 31, 2005 and December 31, 2004:

	March 31,
	2005	December 31,
	(unaudited)	2004
Leasehold improvements	$312,708	$312,708
Office and computer equipment	361,937	360,563
Furniture and fixtures	245,450	244,170

	920,095	917,441
Accumulated depreciation	(654,132)	(626,082)

	$265,963	$291,359

NOTE 3— MORTGAGE SERVICING RIGHTS
Management estimated the fair value of recognized servicing assets to be approximately $46,873,000 and $49,389,000 at March 31, 2005 and December 31, 2004, respectively. Management believes that the fair value of its mortgage servicing portfolio is in excess of the carrying value and no impairment has been recorded.
The following summarizes the gross carrying amount and accumulated amortization of mortgage servicing rights as of March 31, 2005 and December 31, 2004:

	March 31,
	2005	December 31,
	(unaudited)	2004
Gross carrying amount	$44,976,466	$44,557,366
Accumulated amortization	(14,195,812)	(13,144,858)

Net carrying value	$30,780,654	$31,412,508

Activity related to mortgage servicing rights for the three months ended March 31, 2005 and for the year ended December 31, 2004, is as follows:

	March 31,
	2005	December 31,
	(unaudited)	2004
Net book value—beginning of period	$31,412,508	$30,475,806
Amount originated during the period	513,525	5,511,593
Amortization recorded during the period	(1,145,379)	(4,574,891)

Net book value—end of period	$30,780,654	$31,412,508

Estimated amortization expense for the years ending December 31, based on the servicing portfolio as of December 31, 2004, is as follows:

Year Ending December 31,
2005	$4,455,737
2006	4,455,737
2007	4,385,158
2008	4,241,348
2009	4,003,314
During the year ended December 31, 2004, the Company issued 15 GNMA mortgage-backed securities with security proceeds of $114,163,300. Additionally, as of December 31, 2004, the Company was servicing 141 GNMA mortgage-backed securities, totaling $793,711,281 and 17 HUD-insured mortgages totaling $92,126,189.

The Company’s servicing portfolio for the following types of investors for the three months ended March 31, 2005 and for the year ended December 31, 2004, is as follows:

	March 31,
	2005	December 31,
	(unaudited)	2004
GNMA	$853,962,185	$854,762,488
FHA	91,768,306	92,126,189
FNMA	49,136,133	49,538,070
FNMA DUS	1,588,281,375	1,581,044,326
FHLMC	860,700,423	845,189,076
Other	53,592,415	81,773,024

	$3,497,440,837	$3,504,433,173

The Company originated loans for the following types of investors for the three months ended March 31, 2005 and for the year ended December 31, 2004, as follows:

	March 31,
	2005	December 31,
	(unaudited)	2004
GNMA	$11,950,000	$114,163,300
FHA	—	—
FNMA DUS	12,700,000	176,153,000
FHLMC	18,250,000	121,935,000
Other	—	8,850,000

	$42,900,000	$421,101,300

The Company generally retains no exposure for credit issues on loans subsequent to sale except for FNMA DUS loans.
As a lender in the FNMA DUS program, the Company retains a portion of the risk of loss for loans originated. The net loss on the foreclosure of the loan is shared between FNMA and the Company based upon established loss sharing ratios. For the loan base outstanding at March 31, 2005 and December 31, 2004, the Company would share losses of 25% of 20% of the unpaid principal balance on the date prior to the asset valuation date plus 10% of any losses beyond the initial 20% of the unpaid principal balance. This aggregate loss is capped at a share allocation to the Company of 20% of the original outstanding principal balance of the mortgage.
As of March 31, 2005 and December 31, 2004, the Company had no delinquent FNMA DUS loans or FNMA DUS loans in the process of foreclosure. Accordingly, the Company has recorded no accrual for losses related to FNMA DUS loans as of March 31, 2005 and December 31, 2004. The total FNMA DUS portfolio serviced by the Company at March 31, 2005 and December 31, 2004 is $1,588,281,375 and $1,581,044,326, respectively. Pursuant to the FNMA DUS Reserve Agreement, the Company had $5,500,549 and $5,500,937 in restricted cash commercial paper investments as of March 31, 2005 and December 31, 2004, respectively.
NOTE 4— CONTINGENCIES AND COMMITMENTS
The Company rents office space and office equipment under operating leases. The lease for office space provides for additional payments based on operating expenses of the building. Minimum future obligations under these leases are as follows:

Year Ending December 31,
2005	$154,287
2006	15,016

$169,303

The Company has a bank line of credit for $75,000,000 as of March 31, 2005 and December 31, 2004. Borrowings under the line accrue interest at a variable rate that ranges from 1.0% to 1.375% plus the lower of the floating London Interbank Offer Rate (“LIBOR”) or the prime rate depending on the underlying characteristics of borrowing and are secured by multifamily housing mortgage loans and securities. Borrowings of $28,170,083 and $44,073,821 were outstanding under this agreement at March 31, 2005 and December 31, 2004, respectively. The line of credit expires September 30, 2005.
The Company has a bank line of credit for $500,000. Borrowings under the line accrue interest at a variable rate equal to 1.50% plus the lower of the floating LIBOR or prime rate and are secured by mortgage-backed security loans. This line of credit is held for certain instances where the borrower fails to submit a monthly principal and interest payment. The Company would only borrow under this line of credit to advance principal and interest payments to an investor in which the Company is obligated under their service contract. No borrowings were outstanding under this agreement at March 31, 2005 and December 31, 2004. The line of credit expires September 30, 2005.
Pursuant to these credit facilities, the Company is required to comply with certain financial covenants regarding minimum net worth, minimum servicing related loans, minimum adjusted leverage ratio, and minimum interest coverage ratio. The Company was in compliance with these financial covenants as of March 31, 2005 and December 31, 2004.
NOTE 5— SHAREHOLDERS’ EQUITY
In the event of death or disability of a shareholder or in the event that a shareholder offers shares of stock for sale, the Company has the right to purchase the shares to the extent they are legally able to do so. The purchase price is based on the net worth of the Company adjusted by certain items as specified in the stock redemption agreement between the Company and the shareholders.
The Company is required to maintain minimum levels of adjusted net worth, as defined, pursuant to licensure requirements of HUD-sponsored loan programs.
On March 31, 2005, $3,700,000 was contributed to the Company in the form of a capital contribution by two owners of the Company. The contribution was made to the Company to provide funding for a portion of the $7,000,000 subordinated promissory note that was used to purchase treasury stock. (See Note 6 for more information.)
NOTE 6— RELATED-PARTY TRANSACTIONS
Pursuant to a Stock Purchase Agreement dated January 1, 1998, the Company issued and sold 2,795 shares of common stock, $0.01 par value, to an owner of the Company. The Company received an unsecured promissory note in the principal amount of $1,200,000, bearing interest at an annual rate of 4.52%. Interest is due semiannually. The unpaid principal balance as of December 31, 2004 was $825,125. The entire unpaid principal balance of the note together with accrued interest thereon was to become due and payable January 1, 2007. This note was paid in full on March 31, 2005.
Pursuant to a Stock Purchase Agreement dated January 1, 2000, the Company issued and sold 2,795 shares of common stock, $0.01 par value, to an owner of the Company. The Company received an unsecured promissory note for the stock in the principal amount of $800,000, bearing interest at an annual rate of 5%. Interest on the note is due on January 1 and July 1 of each year beginning July 1, 2000. The unpaid principal balance as of March 31, 2005 and December 31, 2004 was $799,275. The entire unpaid principal balance of the note together with accrued and unpaid interest thereon will become due and payable on January 1, 2008.
At December 31, 2004, the Company had a $4,500,000 note receivable from GFW Equities LLC, a partnership owned by the shareholders of the Company, bearing interest at 4% and a maturity date of September 30, 2005. The note receivable is secured by a multifamily property mortgage.
On January 31, 2005, the Company entered into a Stock Redemption Agreement with an owner of the Company. Pursuant to the Stock Redemption Agreement, the owner tendered to the Company 5,590 shares of voting common stock, $.01 par value, for its interest in the Company as represented by such redeemed common stock. The aggregate redemption price of the redeemed common stock was $19,000,000 payable in part through a $7,000,000 subordinated promissory note due without interest on or before March 31, 2005 and a subordinated promissory note payable for $12,000,000 bearing interest at an annual rate of 5%, amortizable over 10 years, but subject to acceleration upon certain events and secured by the Company’s pledge of redeemed stock pursuant to a Pledge Agreement. As of March 31, 2005, the $7,000,000 note was paid in full and the $12,000,000 note was outstanding.
The Company’s employees who do not have an ownership interest are paid commissions for successful loan originations. The owners do not receive commissions for successful originations.

NOTE 7— SUBSEQUENT EVENT (UNAUDITED)
On July 1, 2005, the Company was acquired by Municipal Mortgage & Equity, LLC (“MuniMae”). MuniMae provides debt and equity financing to developers of multifamily housing and other real estate investments. The purchase price included a combination of cash and stock totaling approximately $67.0 million, assuming certain performance metrics are achieved.